As filed with the Securities and Exchange Commission on September 15, 1999
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                               NAVARRE CORPORATION
             (Exact name of registrant as specified in its charter)

                  MINNESOTA                                      41-1704319
(State or other jurisdiction of incorporation                 (I.R.S. Employer
              or organization)                               Identification No.)

                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                               NAVARRE CORPORATION
                             1992 STOCK OPTION PLAN
                            (Full title of the Plan)

                          ----------------------------
            Eric H. Paulson                                   Copy to:
        Chief Executive Officer                         Thomas G. Lovett IV
          Navarre Corporation                        Lindquist & Vennum P.L.L.P.
        7400 49th Avenue North                             4200 IDS Center
          New Hope, MN 55428                           80 South Eighth Street
            (612) 535-8333                              Minneapolis, MN 55402
(Name, address, including zip code and                     (612) 371-3211
telephone number of agent for service)

                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
                                    Proposed         Proposed
      Title of Securities            Maximum          Maximum
        to be Registered             Amount          Offering        Aggregate      Amount of
                                      to be            Price         Offering     Registration
                                   Registered        Per Share         Price           Fee
----------------------------------------------------------------------------------------------
Common Stock,                   1,300,000 shares    $11.0625(1)   $14,381,250(1)    $3,997.99
No par value, to be issued
pursuant to the Navarre Corporation
1992 Stock Option Plan
----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on September 13, 1999.

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

         A Registration Statement on Form S-8 (File No. 333-80218) was filed with the Securities and Exchange Commission on June 14, 1994 covering the registration of 237,000 shares initially authorized for issuance under the Company's 1992 Stock Option Plan (the "Plan"). On November 29, 1994, a Registration Statement on Form S-8 (File No. 333-86762) was filed with the Securities and Exchange Commission covering the registration of an additional 200,000 shares authorized under the Plan. The total number of shares authorized under the Plan was increased to 874,000 following a two-for-one split effective June 21, 1996. On July 10, 1997, a Registration Statement on Form S-8 (File No. 333- 31017) was filed with the Securities and Exchange Commission covering the registration of an additional 1,300,000 shares authorized under the Plan. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 1,300,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 1,300,000 was adopted by the Company's Board of Directors on July 16, 1999 and such amendment was approved by the Company's shareholders on September 9, 1999. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.

                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 1999, as amended by Amendment No. 1 filed July 29, 1999.

         (b) The Definitive Proxy Statement dated July 30, 1999 for the 1999 Annual Meeting of Shareholders held on September 9, 1999.

         (c) The Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 1999.

         (d) The description of the Company's Common Stock as set forth under the caption "Capital Stock" in the Company's Registration Statement on Form 8-A (File No. 0-22982).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Bylaws provide for indemnification of directors to the full extent permitted by the Minnesota Business Corporation Act. Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

         (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (2)      Acted in good faith;

         (3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

         (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan

         "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

Exhibit
-------

4.1      Navarre Corporation 1992 Stock Option Plan, as amended.

5.1      Opinion of Lindquist & Vennum P.L.L.P.

23.1     Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2     Consent of Ernst & Young LLP.

24.1     Power of Attorney (set forth on the signature page hereof)


Item 9.  Undertakings.

(a)      The Company hereby undertakes:

(a) (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Minnesota, on September 13, 1999.

                                        Navarre Corporation.

                                  By     /s/ Eric H. Paulson
                                     -------------------------------------------
                                        Eric H. Paulson, Chief Executive Officer

                                POWER OF ATTORNEY

         The undersigned officers and directors of Navarre Corporation hereby constitute and appoint Eric H. Paulson and Charles E. Cheney, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on September 13, 1999 in the capacities indicated.

Signature
---------

/s/ Eric H. Paulson           Chairman, President and Chief Executive Officer
-----------------------       (principal executive officer)
Eric H. Paulson

/s/ Charles E. Cheney         Secretary, Treasurer, Executive Vice President and
-----------------------       Chief Financial Officer (principal financial and
Charles E. Cheney             accounting officer) and Director

                              Director
-----------------------
Dickinson G. Wiltz

/s/ James G. Sippl            Director
-----------------------
James G. Sippl

/s/ Michael L. Snow           Director
-----------------------
Michael L. Snow

/s/ Alfred Teo                Director
-----------------------
Alfred Teo


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